Exhibit 16.2

Katz, Sapper & Miller, LLP	Phone: (317) 580-2000
800 East 96th Street, Suite 500
Indianapolis, IN 46240

August 17, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read the Change in Accountants disclosure within the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Amendment #1 to the Form S-4 Registration Statement dated August 17, 2005 and are in agreement with statements referenced to Katz, Sapper & Miller, LLP.

Very truly yours

/s/ Katz, Sapper & Miller, LLP

Katz, Sapper & Miller, LLP

cc: Gregg Appliances, Inc. and Subsidiaries